                                                                  Exhibit (d)(2)


--------------------------------------------------------------------------------

American Tower Corporation                           American Tower Corporation
Notice of Grant of Stock Options                     ID:  65-0723837
and Option Agreement                                 116 Huntington Avenue
                                                     Boston, MA  02116
--------------------------------------------------------------------------------

Administrator                                        Option Number:
                                                     Plan:      ATC
                                                     ID:        Admin
--------------------------------------------------------------------------------

1.   Terms and Conditions:
     --------------------

Subject to the terms and conditions hereinafter set forth and the terms and conditions of the American Tower Systems Corporation 1997 Stock Option Plan, as amended (the "Plan"), American Tower Corporation a Delaware corporation (the "Company"; which term shall include, unless the context otherwise clearly requires, all Subsidiaries of the Company), hereby grants the following option to purchase shares of Class A Common Stock, par value $0.01 per share (the "Stock") of the Company.

Effective       , 200_ (grant date), you (the "Optionee") have been granted an
Incentive Stock Option to buy (number of shares) shares of Stock of the Company
at an Option exercise price of $       (exercise price) per share.

The total option price of the shares granted is $       (total value of shares
granted).

Provided that on the dates set forth below you are still employed by the Company or, if you were not an employee at the time of grant you are still actively involved in the Company (as determined by the Committee), the Option will become exercisable as follows and as provided in Section 4.

       ---------------------------------------------------------------------------------------------
       Shares               Vest Type                  Full Vest                  Expiration
       ---------------------------------------------------------------------------------------------
                            On vest date                          200_               201_
       ---------------------------------------------------------------------------------------------
                            On vest date                          200_               201_
       ---------------------------------------------------------------------------------------------
                            On vest date                          200_               201_
        ---------------------------------------------------------------------------------------------
                            On vest date                          200_               201_
       ---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of this Notice of Grant of Stock Options and the Option Agreement (together, the "Agreement").
--------------------------------------------------------------------------------


American Tower Corporation

By:
     -----------------------------------             --------------------------
             Authorized Officer                      Date:


----------------------------------------             --------------------------
                  Optionee                           Date:

            AMERICAN TOWER SYSTEMS CORPORATION 1997 STOCK OPTION PLAN

                                OPTION AGREEMENT
                                ----------------

OTHER TERMS OF THE OPTION
-------------------------

     WHEREAS, the Board has authorized the grant of stock options upon certain terms and conditions set forth in the Plan and herein; and

     WHEREAS, the Committee has authorized the grant of this Option pursuant and subject to the terms of the Plan, the terms of which are hereby incorporated;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Optionee, intending to be legally bound, covenant and agree as set forth on the first page hereof and as follows.

     2. Grant. Pursuant and subject to the Plan, the Company does hereby grant
        -----
to the Optionee a stock option (the "Option") to purchase from the Company the number of shares of Stock set forth in Section 1 on the first page hereof upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. If so provided in Section 1 on the first page hereof, this Option is an incentive stock option and is intended to qualify for special federal income tax treatment as an incentive stock option within the meaning of Section 422 of the Code.

     3. Option Price. This Option may be exercised at the option price per share
        ------------
of Stock set forth in Section 1 on the first page hereof, subject to adjustment as provided herein and in the Plan.

     4. Term and Exercisability of Option. This Option shall expire on the date
        ---------------------------------
determined pursuant to Section 1 on the first page hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Section 1 on first page hereof; provided, however, that an Option shall not be exercisable if the Optionee is in violation of any confidentiality and/or non-competition agreement. If before this Option has been exercised in full the Optionee ceases to be an employee of or ceases to provide services for the Company or a Subsidiary, for any reason other than a termination identified in Section 16 of the Plan, the Optionee may exercise this Option to the extent that the Optionee might have exercised it on the date of termination of employment (or provision of services), but only during the period ending on the earlier of (a) the date on which the Option expires in accordance with Section 1 on the first page hereof or (b) three months after the date of termination of the Optionee's employment or provision of services with the Company or a Subsidiary. However, if the Optionee dies before the date of expiration of this Option and while in the employ of or during the course of providing services for the Company or a Subsidiary, or during the three month period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Section 22(e)(3) of the Code), the Option shall remain exercisable until its date of expiration in accordance with Section 1 of the first page hereof or (in the case of an Option designated as an incentive stock option) the earlier of one year from the date of such death or retirement or the date of its expiration. If the Optionee dies before this Option has been exercised in full, the executor, administrator or personal representative of the estate of the Optionee may exercise this Option as set forth in the preceding sentence.

     5. Method of Exercise. To the extent that the right to purchase shares of
        ------------------
Stock has accrued hereunder, this Option may be exercised from time to time by notice acceptable to the Company, substantially in the form attached hereto as Exhibit A, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment in full of the option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 10 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the option price may be made in cash or cash equivalents or, in accordance with the terms and conditions of Section 10 of the Plan, (a) in whole or in part in shares of Stock of the Company, whether or not through the attestation procedure in the Plan, or (b) in part by promissory note of the Optionee in a form acceptable to the Committee; provided, however, that the Board reserves the right upon receipt of any notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, the right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

     6. Nonassignability of Option Rights. This Option shall not be assignable
        ----------------
or transferable by the Optionee except by will or by the laws of descent and distribution and shall be exercisable during the life of the Optionee only by the Optionee; provided, however, that the Optionee may transfer this Option with the consent of the Committee to a person or entity identified in Section 11 of the Plan.

     7. Compliance with Securities Act; Lock-Up Agreement. The Company shall not
        -------------------------------------------------
be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that the shares or other securities received will be held for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

     The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, the Optionee will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

     8. Legends. The Optionee hereby acknowledges that the stock certificate or
        -------
certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 7 hereof.

     9. Rights as Stockholder. The Optionee shall have no rights as a
        ---------------------
stockholder with respect to any shares of Stock or other securities covered by this Option until the date of issuance of a stock certificate for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     10. Withholding Taxes. The Optionee hereby agrees, as a condition to any
         -----------------
exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold federal, state, local and other applicable taxes arising by reason of such exercise (the "Withholding Amount"), if any, by
(a) authorizing the Company to withhold the Withholding Amount from cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Stock or may withhold from the shares of Stock delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount; and provided, further, that the Fair Market Value of shares withheld shall not exceed an amount in excess of the minimum required withholding.

     11. Notice of Disqualifying Disposition. If this Option is an incentive
         -----------------------------------
stock option, the Optionee agrees to notify the Company promptly in the event that he or she sells, transfers, exchanges or otherwise disposes of any shares of Stock issued upon exercise of the Option, before the later of (a) the second anniversary of the date of grant of the Option and (b) the first anniversary of the date the shares were issued upon exercise of the Option.

     12. Termination or Amendment of Plan. The Board may in its sole and
         --------------------------------
absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

     13. Effect Upon Employment. Nothing in this Option or the Plan shall be
         ----------------------
construed to impose any obligation upon the Company to employ or retain in its employ, or continue its involvement with, the Optionee.

     14. Time for Acceptance. Unless the Optionee shall evidence acceptance of
         -------------------
this Option by executing the Notice of Grant of Stock Options, which forms a part of this Agreement, and returning it to the Company within thirty days after its delivery, the Option and this Agreement shall be voidable by the Company at its election.

     15. General Provisions.
         ------------------

          (a) Amendment; Waivers. This Agreement, including the Plan, contains
              ------------------
the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

          (b) Binding Effect. This Agreement shall inure to the benefit of and
              --------------
be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

          (c) Construction. This Agreement is to be construed in accordance with
              ------------
the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

          (d) Governing Law. This Agreement shall be governed by and construed
              -------------
and enforced in accordance with the applicable laws of the United States of America and the law (other than the law governing conflict of law questions) of The Commonwealth of Massachusetts except to the extent the laws of any other jurisdiction are mandatorily applicable.

          (e) Notices. Any notice in connection with this Agreement shall be
              -------
deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

         To the Optionee:           At the address as listed on the books of
                                    the Company

         To the Company:            American Tower Corporation
                                    116 Huntington Avenue
                                    Boston, MA 02116
                                    Attention: Chief Financial Officer

          (f) Version. This Option Agreement, Version 2, shall be used with
              -------
Version 2 of the Notice of Grant of Stock Options.

                                                                       EXHIBIT A

                             [NOTICE OF EXERCISE]



                                    [Date]

American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts  02116

     Re:  Exercise of Option under the American Tower Systems
          Corporation 1997 Stock Option Plan
          ----------------------------------------------------

The Compensation Committee:

The undersigned hereby irrevocably elects to exercise the Option granted to _____________________ (the "Optionee") pursuant and subject to the terms and conditions of the Notice of Grant of Stock Options and Option Agreement (together, the "Agreement") between the Optionee and American Tower Corporation (the "Company") dated as of ________ ___, 200__ by and to the extent of purchasing ______ shares of Class A Common Stock, par value $0.01 per share, of American Tower Corporation for the option price of $______ per share.

Payment for the shares is made as follows [check/complete as appropriate]:

     |_|  Check (make payable to "American Tower Corporation")

     |_|  Surrender of shares (attach certificate or attestation form). If the
                                                                        ------
          undersigned is making payment of any part of the purchase price by
          ------------------------------------------------------------------
          delivery of shares of Common Stock of the Company, the undersigned
          ------------------------------------------------------------------
          hereby confirms that the undersigned has investigated and considered
          --------------------------------------------------------------------
          the possible income tax consequences to making payment in that form.
          -------------------------------------------------------------------

     |_|  Cashless exercise (attach broker instructions)

     |_|  Other (explain: )
                           -----------------------------------------------------

Upon completion of payment, shares shall be delivered to [check/complete as appropriate]:

     |_|  The undersigned

     |_|  The following brokerage account

          Brokerage firm:
                           -----------------------------------------------------
          Federal tax id. #:
                              --------------------------------------------------
          DTC #:
                  --------------------------------------------------------------
          Account #:
                      ----------------------------------------------------------
          Broker:                            Phone:  (____) ____-
                  ---------------------------                    ---------------

                                                                EXHIBIT A

The undersigned hereby agrees to provide the Company an amount sufficient to satisfy the obligation of the Company to withhold certain taxes, as provided in
Section 10 of the Agreement. The undersigned hereby specifically confirms to American Tower Corporation that the shares are acquired for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Agreement and the Plan.

                                                  Very truly yours,


Address:  _________________________               ________________________________________

           _________________________              (Signed by the Optionee or
                                                  other party duly exercising option)
Telephone number:  (____) _____-_____

                                                                       EXHIBIT B

                                ATTESTATION FORM

Pursuant to the Notice of Exercise submitted herewith, I have elected to purchase ________ shares of American Tower Corporation (the "Company") Class A Common Stock at $____ per share, as stated in the Notice of Grant of Stock Options and Option Agreement dated __________. I hereby attest to ownership of the shares under the certificate(s) listed below and hereby tender such shares in full or partial payment of the total Option Price of $___________.

I also certify that I either (a) have held the shares I am tendering for at least one year after acquiring such shares through the exercise of an ISO, and two years after the grant of the ISO, or (b) have not obtained such shares through the exercise of an ISO.

I represent that I, with the consent of the joint owner (if any) of the shares, have full power to deliver and convey the certificates to the Company. The joint owner of the shares, by signing this form, consents to the above representations and the exercise of the stock option by this notice.

------------------------------------- ---------------------- ------------------------ ----------------
Class A Common Stock Certificate(s)       No. of Shares         Acquired by Stock         Date of
                                           Represented           Option Exercise        Acquisition
                                                                    (Yes/No)
------------------------------------- ---------------------- ------------------------ ----------------
------------------------------------- ---------------------- ------------------------ ----------------

------------------------------------- ---------------------- ------------------------ ----------------
------------------------------------- ---------------------- ------------------------ ----------------

------------------------------------- ---------------------- ------------------------ ----------------
------------------------------------- ---------------------- ------------------------ ----------------

------------------------------------- ---------------------- ------------------------ ----------------
------------------------------------- ---------------------- ------------------------ ----------------

------------------------------------- ---------------------- ------------------------ ----------------

You are hereby instructed to apply toward the Option Price [check/complete as appropriate]:

         |_| The maximum number of whole shares necessary to pay the Option Price, or, if fewer, the total number of shares represented by the listed certificate(s), with any remaining amount paid by an attached check, made payable to the Company, in the amount of $____________ for the balance of the Option Price.

         |_| _____________________ of the listed shares, with any remaining amount paid by an attached check, made payable to the Company, in the amount of $____________ for the balance of the Option Price.


------------------                ---------------------------------------
Date                              Print name:

                                  ---------------------------------------
                                  Print name of Joint Owner, if any: